Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Bridgewater Bancshares, Inc. and Subsidiaries on Pre-Effective Amendment No. 1 to Form S-1 of our report dated February 16, 2018 on the consolidated financial statements of Bridgewater Bancshares, Inc. and Subsidiaries and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

March 2, 2018